CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Northern Lights Fund Trust IV and to the use of our report dated October 23, 2019 on the financial statements and financial highlights of Sage ESG Intermediate Credit ETF, a series of Northern Lights Fund Trust IV. Such financial statements and financial highlights appear in the 2019 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

November 27, 2019